UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 2, 2013

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas		77027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The disclosure set forth below under Item 5.02 relating to various agreements between Quanex Building Products Corporation (the “Company”) and William C. Griffiths is incorporated into this Item 1.01.

Item 5.02. Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

(a) Departure of Principal Executive Officer

On July 2, 2013, David D. Petratis informed the Company’s Board of Directors (the “Board”) of his resignation as the Company’s Chairman, President and Chief Executive Officer, effective July 8, 2013. Mr. Petratis resigned his position to accept a position with another company.

(b) Appointment of Principal Executive Officer

On July 8 2013, the Company announced that its Board has elected William C. Griffiths, 61, to serve as Chairman, President and Chief Executive Officer of the Company, effective July 9, 2013. Mr. Griffiths has served as a director of the Company since 2009, and was selected as principal executive officer as a result of the Company’s ongoing succession planning process. In connection with his election as principal executive officer of the Company, Mr. Griffiths will no longer receive separate remuneration for his service as a director, and is no longer eligible to serve as a member of the Company’s Nominating and Corporate Governance Committee, Audit Committee, or Compensation and Management Development Committee.

Prior to joining the Company as Chairman, President and CEO, Mr. Griffiths was the Managing Director and a member of the board of directors of Sealine (International) Ltd., a privately held manufacturer of yachts and other marine vessels based in the United Kingdom, until it was sold in 2013. Prior to joining Sealine in January 2012, Mr. Griffiths served as Chairman of the Board, President and CEO of Champion Enterprises, Inc., a producer of modular and manufactured housing until 2010. He joined Champion as a Director, and as President and Chief Executive Officer, in August 2004, and was named Chairman of the Board in 2006. From 2001 to 2004, Mr. Griffiths was President – Fluid Systems Division at SPX Corporation, a global multi-industry company. Mr. Griffiths graduated from the University of London with a BS with Honors in Mining Engineering. In addition, Mr. Griffiths is a graduate of the Harvard Business School’s PMD executive education program and serves as an Advisory Board Member to the business school at the University of Notre Dame.

During his tenure as CEO of Champion Enterprises, Mr. Griffiths gained extensive experience with manufacturing processes, corporate governance, and public company issues. Champion also provided Mr. Griffiths with valuable expertise and insight into the building products industry. In addition, Mr. Griffiths’ tenure as a senior leader at SPX Corporation provided him with extensive and wide-reaching expertise in international operations management and international business in general. It also allowed him to build a great deal of experience in mergers and acquisitions, both international and domestic. Mr Griffiths’ time on the board of Wolverine Tube also provide him with meaningful exposure to the metals industry.

(c) Agreements

In connection with Mr. Griffiths’ appointment, the Company and Mr. Griffiths entered into an agreement (the “Agreement”), a change in control agreement (the “Change in Control Agreement”) and an indemnity agreement (the “Indemnity Agreement”), each effective as of July 9, 2013.

The following discussion is qualified by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference; the Change in Control Agreement, the form of which is attached hereto as Exhibit 10.2 and incorporated herein by reference; and the Indemnity Agreement, the form of which was filed as Exhibit 10.2 of the Company’s Current Report on Form 8-K (Reg. No. 001-33913), as filed with the Securities and Exchange Commission on August 29, 2008, and incorporated herein by reference.

Agreement

Under the Agreement, the Company will provide the following:

(i)	An annual base salary of $780,000;

(ii)	An annual incentive award under the Quanex Building Products Corporation 2008 Omnibus Incentive Plan (the “Plan”), with a maximum award potential of 200% of Mr. Griffiths’ base salary (pro-rated for the current fiscal year);

(iii)	An award of 75,000 shares of restricted stock of the Company, which award will cliff vest on the third anniversary date of Mr. Griffiths’ employment, or in the event of a change in control of the Company;

(iv)	An option to purchase 175,500 shares of the Company’s Common Stock pursuant to the terms and conditions of the Plan, to be granted at a grant price equal to the closing price of the Company’s common stock on Mr. Griffiths’ employment start date. This option will vest in thirds on the first, second and third employment anniversary dates, or will fully vest in the event of a change in control of the Company;

(v)	Reimbursement of reasonable relocation expenses, up to $50,000, as well as up to three months of temporary living benefits;

(vi)	Other benefits to the same extent and same cost as may be provided to other Company employees and officers in accordance with Company policies then in effect and subject to the terms and conditions of the Company’s benefit plans.

Change in Control Agreement

Under the Change in Control Agreement, the Company will provide the following benefits in the event that Mr. Griffiths’ employment is terminated following a Change in Control of the Company (as defined in the Change in Control Agreement), if such termination is (x) by the Company for any reason other than occurrence of an Event of Termination for Cause, or (y) by Mr. Griffiths after the occurrence of an Event of Termination for Good Reason (as defined in the Change in Control Agreement):

(i)	The Company will pay to Mr. Griffiths his base salary, bonus and benefits accrued through the termination date but not previously paid;

(ii)	The Company will pay to Mr. Griffiths a performance bonus equal to the higher of (x) the target performance bonus for the Fiscal Year in which the termination date occurs and (y) the performance bonus that was actually paid out for the Fiscal Year preceding the Fiscal Year in which the termination date occurs (the higher of (x) and (y) is referred to herein as the “Highest Bonus”), in each case pro-rated to reflect the number of days that passed between the beginning of the current fiscal year and the termination date;

(iii)	The Company will pay to Mr. Griffiths an amount equal to 2.99 times the sum of (x) the Highest Bonus and (y) the amount of base salary that would have been paid during the fiscal year in which the termination date occurs based on the assumption that Mr. Griffiths’ employment would have continued throughout that fiscal year at the base salary rate in effect in the fiscal year in which the termination date occurs, or in the immediately preceding fiscal year, whichever is higher; and

(iv)	For a period of three years or until Mr. Griffiths begins new employment, the Company will maintain in effect, and not materially reduce the benefits provided by, certain of the Company’s benefit plans in which Mr. Griffiths will participate.

In the event Mr. Griffiths’ severance benefits under the Change in Control Agreement exceed the limits set forth in Section 280G of the Internal Revenue Code (i.e., result in an excess parachute payment greater than 2.99 times Mr. Griffiths’ “base amount,” as such term is defined in the Change in Control Agreement), and such exceedence would result in the imposition of an excise tax, Mr. Griffiths will receive either the net benefits after the excise tax is calculated, or the benefits will be cut back to the point that they do not exceed 2.99 times the base amount, whichever is greater.

Indemnity Agreement

A brief summary of the terms of the Indemnity Agreement can be found in the Company’s Current Report on Form 8-K (Reg. No. 001-33913), as filed with the Securities and Exchange Commission on August 29, 2008, and incorporated herein by reference.

Item 8.01 Other Events.

On July 8, 2013, the Company issued a press release (the “Press Release”) announcing the departure of Mr. Petratis and the election of Mr. Griffiths as Chairman, President and CEO of the Company. The foregoing is qualified by reference to the Press Release which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

10.1*	Agreement between Quanex Building Products Corporation and William C. Griffiths, effective July 9, 2013.

10.2*	Change in Control Agreement between Quanex Building Products Corporation and William C. Griffiths, effective July 9, 2013.

10.3	Form of Indemnity Agreement between Quanex Building Products Corporation and William C. Griffiths, filed as Exhibit 10.2 of the Registrant’s Current Report on Form 8-K (Reg. No. 001-33913), as filed with the Securities and Exchange Commission on August 29, 2008, and incorporated herein by reference.

99.1*	Press Release dated July 8, 2013.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION (Registrant)

July 9, 2013	/S/ KEVIN P. DELANEY
(Date)	Kevin P. Delaney
Senior Vice President-General Counsel & Secretary

Exhibit Index

10.1*	Agreement between Quanex Building Products Corporation and William C. Griffiths, effective July 9, 2013.

10.2*	Change in Control Agreement between Quanex Building Products Corporation and William C. Griffiths, effective July 9, 2013

10.3	Form of Indemnity Agreement between Quanex Building Products Corporation and William C. Griffiths, filed as Exhibit 10.2 of the Registrant’s Current Report on Form 8-K (Reg. No. 001-33913), as filed with the Securities and Exchange Commission on August 29, 2008, and incorporated herein by reference.

99.1*	Press Release dated July 8, 2013.

*	Filed herewith.